SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.   20549


                          FORM  8-K


                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 27, 1995

Commission        Registrant, State of Incorporation,       I.R.S. Employer
File Number         Address and Telephone Number            Identification No.


1-1443            Central and South West Corporation          51-0007707
                  (A Delaware Corporation)
                  1616 Woodall Rodgers Freeway
                  Dallas, TX 75202-1234
                  (214) 777-1000


0-346             Central Power and Light Company             74-0550600
                  (A Texas Corporation)
                  539 North Carancahua Street
                  Corpus Christi, TX 78401-2802
                  (512) 881-5300











      This combined Form 8-K is separately filed by Central and South West Corporation and Central Power and Light Company. Information contained herein relating to an individual company is filed by such company on its own behalf. Each company makes no representation as to information relating to the other company.

ITEM 5. OTHER EVENTS

CENTRAL POWER AND LIGHT COMPANY (CPL)  REGULATORY MATTERS

Recent Developments
Docket Nos. 12820 and 13126
     On April 5, 1995, CPL, a wholly-owned subsidiary of CSW, reached an agreement in principle with other parties to pending regulatory proceedings involving base rate, fuel and prudence issues relating to South Texas Project (STP) nuclear plant. On May 16, 1995, CPL filed with the Public Utility Commission of Texas (Texas Commission) an agreement to settle certain regulatory matters (Settlement Agreement). Pursuant to the Settlement Agreement, base rate refunds, fuel refunds and the reduction of CPL's fuel factors were implemented on an interim basis during the summer of 1995. Under the Settlement Agreement, CPL agreed to provide customers a one-time base rate refund of $50 million. In addition, CPL agreed to refund approximately $30 million in over-recovered fuel costs through April 1995 and not to charge customers for $62.25 million in replacement power costs and related interest primarily associated with the 1993-1994 STP outage. Also, under the Settlement Agreement, there is no ongoing change in base rate levels.
However, CPL reduced its fuel factors by approximately $55 million on an annual basis due to projections of lower fuel costs. Hearings on the Settlement Agreement were held on July 19, 1995, and the final Texas Commission order approving the Settlement Agreement was received on September 27, 1995.

Rate Review Request
     On October 2, 1995, CPL announced its intent to file in November 1995 a request for a retail rate increase with the Texas Commission and with the cities in its service territory that have jurisdiction over electric rates. If the requested increase is approved, CPL will commit to not increasing its base rates through the year 2000. As required by law, CPL notified the cities of CPL's intent to request a rate change at least 31 days prior to the actual filing of the rate review.

     For further information and earlier developments related to CPL's regulatory matters, reference is made to CSW's and CPL's combined annual report of Form 10-K for the year ended December 31, 1994 and combined quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and June
30, 1995.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange

Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly

authorized.  The signature for each undersigned registrant

shall be deemed to relate only to matters having reference

to such registrant or its subsidiaries.





                            CENTRAL AND SOUTH WEST CORPORATION


Date:  October 5, 1995

                            By:      Wendy G. Hargus
                                     Wendy G. Hargus
                                       Controller



                            CENTRAL POWER AND LIGHT COMPANY


Date:  October 5, 1995

                            By:      R. Russell Davis
                                     R. Russell Davis
                                       Controller